                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

                                 TERMS AGREEMENT

                                                         Dated: January 27, 2006


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of January 1, 2006 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of August 23, 2005 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:        Series 2006-1.

Terms of the Series 2006-1 Certificates: Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-1, Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-AX, Class 3-A1, Class 3-A2, Class 4-A, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-AX, Class 6-A1, Class 6-A2, Class 6-AX, Class 7-A1, Class 7-A2, Class 7-A3, Class 7-A4, Class 7-A5, Class 7-AX, Class 8-A1, Class 8-A2, Class 8-AX, Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I, Class B6-I, Class B7-I, Class B8-I, Class B9-I, Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II, Class B6-II, Class B7-II, Class P-I, Class P-II and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund on the Closing Date (as defined below) will consist primarily of four pools of conventional, first lien, adjustable rate, fully amortizing, residential mortgage loans having a total Scheduled Principal Balance (as defined in the Trust Agreement) as of the Cut-off Date of $1,112,876,859.59 (the "Mortgage Loans"). Only the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-AX, Class 3-A1, Class 3-A2, Class 4-A, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-AX, Class 6-A1, Class 6-A2, Class 6-AX, Class 7-A1, Class 7-A2, Class 7-A3, Class 7-A4, Class 7-A5, Class 7-AX, Class 8-A1, Class 8-A2, Class 8-AX, Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I, Class B6-I, Class B1-II, Class B2-II, Class B3-II, Class B4-II and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:  File Number 333-127589.

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-AX, Class 3-A1, Class 3-A2, Class 4-A, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-AX, Class 6-A1, Class 6-A2, Class 6-AX, Class 7-A1, Class 7-A2, Class 7-A3, Class 7-A4, Class 7-A5, Class 7-AX, Class 8-A1, Class 8-A2, Class 8-AX and Class R Certificates be rated "AAA" by Standard & Poor's, A division of The McGraw-Hill Companies, Inc. ("S&P"), and "AAA" by Fitch Ratings, Inc. ("Fitch" and together with S&P, the "Rating Agencies"); the Class B1-I and Class B1-II Certificates be rated "AA" by S&P; the Class B2-I Certificates be rated "AA-" by S&P; the Class B3-I and Class B2-II Certificates be rated "A" by S&P; the Class B4-I Certificates be rated "A-" by S&P; the Class B5-I and Class B3-II Certificates be rated "BBB" by S&P and Fitch; and the Class B6-I and Class B4-II Certificates be rated "BBB-" by S&P and Fitch.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for each class of the Offered Certificates shall be the applicable Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Underwriter will sell the Offered Certificates to investors in offerings occurring within Member States of the European Economic Area in minimum initial total investment amounts of $100,000.

Cut-off Date:  January 1, 2006.

Closing Date: 10:00 A.M., New York time, on or about January 31, 2006. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefore.

Counsel:  Dechert LLP will act as counsel for the Underwriter.

Closing Notice Address: Notwithstanding anything to the contrary in the Standard Terms, the Closing shall take place at the offices of the counsel for the Underwriter, Dechert LLP, 30 Rockefeller Plaza, New York, NY 10112.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                              LEHMAN BROTHERS INC.


                                              By:  ___________________________
                                                   Name:    Mary Stone
                                                   Title:   Vice President

Accepted:

STRUCTURED ASSET SECURITIES CORPORATION


By: _____________________________
    Name:    Michael C. Hitzmann
    Title:   Senior Vice President


                                                       Schedule 1

                                      Initial
                                    Certificate
                                    Principal or     Certificate                                  Approximate Amount
                                      Notional        Interest           Purchase Price          Purchased by Lehman
 Class                               Amount(1)         Rate               Percentage                Brothers Inc.
------------------------------------------------------------------------------------------------------------------------
Class 1-A1                         $118,141,000     Variable(2)              100%                   $118,141,000
Class 1-A2                          $20,936,000     Variable(2)              100%                    $20,936,000
Class 2-A1                          $60,606,000     Variable(2)              100%                    $60,606,000
Class 2-A2                          $50,000,000     Variable(3)              100%                    $50,000,000
Class 2-A3                           $9,002,000    Variable (2)              100%                     $9,002,000
Class 2-AX                           $1,482,360      5.50% (4)               100%                     $1,482,360
Class 3-A1                         $142,300,000     Variable(2)              100%                   $142,300,000
Class 3-A2                          $25,217,000     Variable(2)              100%                    $25,217,000
Class 4-A                          $372,863,000     Variable(2)              100%                   $372,863,000
Class 5-A1                         $132,371,000     Variable(3)              100%                   $132,371,000
Class 5-A2                          $61,080,000     Variable(3)              100%                    $61,080,000
Class 5-A3                          $15,746,000     Variable(2)              100%                    $15,746,000
Class 5-AX                           $5,970,694      5.50% (4)               100%                     $5,970,694
Class 6-A1                         $163,325,000     Variable(3)              100%                   $163,325,000
Class 6-A2                          $13,293,000     Variable(3)              100%                    $13,293,000
Class 6-AX                          $11,152,915      5.50% (4)               100%                    $11,152,915
Class 7-A1                         $142,285,000     Variable(3)              100%                   $142,285,000
Class 7-A2                          $15,370,000     Variable(3)              100%                    $15,370,000
Class 7-A3                          $15,000,000     Variable(3)              100%                    $15,000,000
Class 7-A4                          $57,551,000     Variable(3)              100%                    $57,551,000
Class 7-A5                          $12,789,000     Variable(2)              100%                    $12,789,000
Class 7-AX                          $10,878,967      5.50% (4)               100%                    $10,878,967
Class 8-A1                         $235,138,000     Variable(3)              100%                   $235,138,000
Class 8-A2                          $13,063,000     Variable(3)              100%                    $13,063,000
Class 8-AX                          $18,666,183      5.50% (4)               100%                    $18,666,183
Class B1-I                          $39,496,000     Variable(2)              100%                    $39,496,000
Class B2-I                           $5,096,000     Variable(2)              100%                     $5,096,000
Class B3-I                          $11,466,000     Variable(2)              100%                    $11,466,000
Class B4-I                           $4,459,000     Variable(2)              100%                     $4,459,000
Class B5-I                           $7,007,000     Variable(2)              100%                     $7,007,000
Class B6-I                           $3,185,000     Variable(2)              100%                     $3,185,000
Class B1-II                         $11,375,000     Variable(2)              100%                    $11,375,000
Class B2-II                          $5,170,000     Variable(2)              100%                     $5,170,000
Class B3-II                          $2,843,000     Variable(2)              100%                     $2,843,000
Class B4-II                            $775,000     Variable(2)              100%                       $775,000
Class R                                    $100     Variable(2)              100%                           $100

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(1)  These balances are approximate, as described in the prospectus supplement.
(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3) The Class 2-A2 Certificates will bear interest based on the interest rate specified above through the distribution date in November 2012, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in December 2012 and for each distribution date thereafter, the Class 2-A2 Certificates will bear interest at the Net WAC for pool 2 as described in the prospectus supplement. The Class 5-A1 and Class 5-A2 Certificates will bear interest based on the interest rate specified above through the distribution date in October 2010, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in November 2010 and for each distribution date thereafter, the Class 5-A1 and Class 5-A2 Certificates will bear interest at the Net WAC for pool 5 as described in the prospectus supplement. The Class 6-A1 and Class 6-A2 Certificates will bear interest based on the interest rate specified above through the distribution date in November 2010, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in December 2010, the Class 6-A1 and Class 6-A2 Certificates will bear interest at the Net WAC for pool 6 as described in the prospectus supplement. The Class 7-A1, Class 7-A2, Class 7-A3 and Class 7-A4 Certificates will bear interest based on the interest rate specified above through the distribution date in January 2016, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in February 2016 and for each distribution date thereafter, the Class 7-A1, Class 7-A2, Class 7-A3 and Class 7-A4 Certificates will bear interest at the Net WAC for pool 7 as described in the prospectus supplement. The Class 8-A1 and Class 8-A2 Certificates will bear interest based on the interest rate specified above through the distribution date in December 2015, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in January 2016, the Class 8-A1 and Class 8-A2 Certificates will bear interest at the Net WAC for pool 8 as described in the prospectus supplement.

(4) The Class 2-AX Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. After the distribution date in November 2012, the Class 2-AX Certificates will no longer be entitled to receive distributions of any kind. The Class 5-AX Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. After the distribution date in October 2010, the Class 5-AX Certificates will no longer be entitled to receive distributions of any kind. The Class 6-AX Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. After the distribution date in November 2010, the Class 6-AX Certificates will no longer be entitled to distributions of any kind. The Class 7-AX Certificates will be interest-only certificates; they will not be entitled to payments to principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. After the distribution date in January 2016, the Class 7-AX Certificates will no longer be entitled to receive distributions of any kind. The Class 8-AX Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. After the distribution date in December 2015, the Class 8-AX Certificates will no longer be entitled to distributions of any kind.